Exhibit 23.6

Bosche Ventures Ltd.

March 28, 2013

TO:           Seabridge Gold Inc.

Ladies and Gentlemen:

Reference is made to the Annual Report on Form 40-F (the “40-F”) of Seabridge Gold Inc. (the “Company”), to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Exchange Act of 1934, as amended, and the Annual Information Form (the “AIF”) of the Company for the year ended December 31, 2012, which is being filed as an exhibit to and incorporated by reference in the 40-F.

I, Harold Bosche, P.Eng., on behalf of myself and Bosche Ventures Ltd., hereby consent to the references to, and the information derived from, the following reports and to the references, as applicable, to my name and Bosche Ventures Ltd.’s name in connection with the following reports in the AIF and the 40-F:
•	2012 KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study dated June 22, 2012;
•	Kerr-Sulphurets-Mitchell (KSM) Prefeasibility Study Update 2011 dated June 15, 2011; and
•	KSM Preliminary Feasibility Study 2010 dated March 31, 2010.

Yours truly,

/s/ Harold Bosche
Harold Bosche, P.Eng.